SUBLEASE AGREEMENT

1. PARTIES

This sublease dated April 24, 2006, is made between:

Bauer Martinez Entertainment, Inc., a California corporation, formerly known as Bauer Martinez Distribution, Inc. ("Sublessor") and National Lampoon, Inc., a California Corporation ("Sublessee").

2. MASTER LEASE

Sublessor is the Tenant under a written lease dated March 31, 2005, wherein 8228 Associates, LP, a California Limited Partnership ("Lessor") leased to Sublessor the real property located in the City of West Hollywood, County of Los Angeles, State of California, described as 3rd floor suites numbered 304, 306, 308, 309, 310, 311, 312, 313, 314 and 2nd floor suites numbered 202, 209, 210, 204, 206 at 8228 Sunset Boulevard, West Hollywood California 90046.

Said Lease has been amended by the following Amendments: Addendum dated April 7, 2005 between Sublessor and Lessor; Amendment dated June 21, 2005 between Sublessor and Lessor in relation to suites 106, 202, 204, 206, 209 and 210; Amendment dated September 1, 2005 between Sublessor and Lessor in relation to suites 102, 103, 104 and 105; and Amendment dated November 23, 2005 in relation to the "Law Office of Deborah Bass".

Said Lease and Amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A." and herein incorporated by reference as though fully set forth at length herein.

3. PREMISES

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in the Sublease the following portion of the Premises (as such term is defined in the Master Lease): suites 202, 204, 206, 209, 210, 304, 306, 308, 309, 310, 311, 312, 313 and 314

4. WARRANTY BY SUBLESSOR

Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease, and that as of the commencement of the Term hereof Lessor is not in breach or default of any obligations of the Lessor under the provisions of the Master Lease.

5. TERM

The Term of this Sublease shall commence on May 01, 2006, ("Commencement Date") and end on April 30, 2007 or the date of the Master Lease may be earlier terminated, whichever date shall occur first ("Termination Date"). If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6. RENT

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6.1 *Minimum Rent.* Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice or demand, at Sublessors Office or at such other place as Sublessor shall designate from time to time by notice to Sublessee, 100% (one hundred percent) of the Base Rent and other charges payable by Sublessor to Lessor as specified in the Master Lease, in advance on the first day of each month of the Term. First Months' Lease payment of Eight Thousand Seven Hundred Sixty Five Dollars ($8,765.00) shall be payable upon execution of this Agreement, and Eight Thousand Seven Hundred Sixty Five Dollars ($8,765.00) shall be paid on the first day of each month thereafter for the term of the Master Lease.

6.2 *Operating Costs:* If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance then Sublessee shall pay to Sublessor as additional rent, all such amounts payable by Sublessor to Lessor as specified in the Master Lease for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor, if the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request of Sublessee furnish Sublessee with copies of all statements submitted by Lessor or actual or estimated Operating Costs during the Term.

7. SECURITY DEPOSIT AND LAST MONTH'S LEASE PAYMENT

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Eight Thousand Seven Hundred Sixty Five Dollars ($8,765.00) dollars ($8,765.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"), plus Eight Thousand Seven Hundred Sixty Five Dollars ($8765.00) as the last month (April 2007) lease payment. If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment or interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of nay of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8. USE OF PREMISES

The Premises shall be used and occupied only for General office use, and for no other use or purpose.

9. ASSIGNMENT AND SUBLETTING

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without prior written consent of the Sublessor and the consent of the Lessor.

10. OTHER PROVISIONS OF SUBLEASE

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises. Sublessor assumes and agrees to perform the lessee's obligations under the Maser Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to the Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under the Sublease and/or the Master Lease then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part , the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

Sublessor and Sublessee acknowledge and agree that the Sublessee is only assuming those obligations under the Master Lease which are not in conflict with the terms of the Sublease.

11. ATTORNEY'S FEES

If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12. AGENCY DISCLOSURE

Sublessor and Sublessee each warrant that they have dealt with no real estate broker in connection with this transaction.

13. NOTICES

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

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To Sublessor: Martin J. Barab, Bauer Martinez Entertainment, Inc. Fax: (310) 843-0460

To Sublessee: Dan Laikin, National Lampoon, Inc., 8288 Sunset Boulevard, Los Angeles, CA 90046

With a copy to: Sara Rutenberg, National Lampoon, Inc., 8288 Sunset Boulevard, Los Angeles, CA 90046

14. CONSENT BY LESSOR

THIS SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

15. COMPLIANCE

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.

Sublessor:

BAUER MARTINEZ ENTERTAINMENT, INC.

By: ______________________
Its: ______________________

Sublessee:

NATIONAL LAMPOON

By: ______________________
Its: CEO

LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), the Lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment, subletting or transfer, and without the release of any of Sublessor's obligations as the Tenant under the Master Lease. Lessor certifies that as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

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Lessor:

8228 ASSOCIATES, LP

By: ____________________
Its: ____________________

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